REX ETF Trust 485BPOS

Exhibit 99.(h)(2)

EXHIBIT A

Fund Administration Servicing Agreement

Separate Series of REX ETF Trust

Name of Series

REX COIN Growth & Income ETF

REX MSTR Growth & Income ETF

REX NVDA Growth & Income ETF

REX TSLA Growth & Income ETF

REX AAPL Growth & Income ETF

REX AMD Growth & Income ETF

REX AMZN Growth & Income ETF

REX ASML Growth & Income ETF

REX AVGO Growth & Income ETF

REX BABA Growth & Income ETF

REX BKNG Growth & Income ETF

REX BRK.B Growth & Income ETF

REX CEPT Growth & Income ETF

REX CRWD Growth & Income ETF

REX CRWV Growth & Income ETF

REX DKNG Growth & Income ETF

REX GME Growth & Income ETF

REX GOOGL Growth & Income ETF

REX HOOD Growth & Income ETF

REX IBIT Growth & Income ETF

REX IONQ Growth & Income ETF

REX JPM Growth & Income ETF

REX LLY Growth & Income ETF

REX MARA Growth & Income ETF

REX META Growth & Income ETF

REX MSFT Growth & Income ETF

REX NFLX Growth & Income ETF

REX NOW Growth & Income ETF

REX O Growth & Income ETF

REX PLTR Growth & Income ETF

REX RGTI Growth & Income ETF

REX SMCI Growth & Income ETF

REX SMR Growth & Income ETF

REX SNOW Growth & Income ETF

REX TEM Growth & Income ETF

REX TLT Growth & Income ETF

REX TSM Growth & Income ETF

REX UNH Growth & Income ETF

REX WMT Growth & Income ETF

REX Drone ETF

REX IncomeMax Option Strategy ETF

The Laddered T-Bill ETF